EXHIBIT 99.2

TECHE HOLDING COMPANY LETTERHEAD

TO:	Participants in the Employee Stock Ownership Plan of Teche Federal Bank

Date:	April 24, 2014

As described in the enclosed materials, your voting instructions are being requested as a participant under the Teche Federal Bank Employee Stock Ownership Plan (the “ESOP”) in connection with an upcoming Special Meeting of Shareholders of Teche Holding Company (“Teche”) to be held on May 28, 2014. The special meeting is for the purpose of considering and acting upon the following matters:

(1)	The approval of the Agreement and Plan of Merger, dated January 12, 2014, by and between Teche Holding Company and IBERIABANK Corporation, pursuant to which Teche will merge with and into IBERIABANK Corporation, with IBERIABANK Corporation surviving the merger;

(2)	The approval of an advisory (non-binding) proposal to approve the compensation that may be paid or become payable to Teche’s named executive officers in connection with the merger; and

(3)	The approval of a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.

We hope you will take advantage of the opportunity to direct the manner in which shares of Teche common stock allocated to your account under the ESOP will be voted.

Enclosed with this letter are a Notice of Special Meeting of Shareholders, a Proxy Statement-Prospectus and an ESOP Voting Instruction Form, which will permit you to vote the shares allocated to your ESOP account. After you have reviewed these materials, we urge you to vote your shares held pursuant to the ESOP by marking, dating and signing the enclosed ESOP Voting Instruction Form and returning it to the ESOP Trustees in the enclosed envelope by May 22, 2014. The ESOP Trustees will certify the totals to Teche for the purpose of having those shares voted.

We urge each of you to vote as a means of participating in the governance of the affairs of Teche. The Board of Directors of Teche recommends a vote “FOR” approval of the merger agreement, “FOR” the advisory proposal on compensation that may be paid or become payable to Teche’s named executive officers in connection with the merger, and “FOR” the proposal to adjourn the special meeting, if necessary, to solicit additional votes in favor of approval of the merger agreement.

If your voting instructions for the ESOP are not received in a timely manner or if you abstain from voting, the shares allocated to your account will be voted by the ESOP Trustees at the direction of the ESOP Committee, subject to their fiduciary duties, in the same proportions as the ESOP Trustees vote the allocated shares for which they receive timely participant instructions. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

Please note the enclosed material relates only to those shares that have been allocated to your account under the ESOP. You will receive other voting material for those shares owned by you individually and not under the ESOP.

Sincerely,

Patrick O. Little

Chairman, President and Chief Executive Officer

ESOP VOTING INSTRUCTION FORM

TECHE HOLDING COMPANY

[X] PLEASE MARK VOTES

AS IN THIS EXAMPLE

SPECIAL MEETING OF SHAREHOLDERS			FOR	AGAINST	ABSTAIN
MAY 28, 2014
The undersigned hereby instructs the Trustees of the Teche Federal Bank Employee Stock Ownership Plan (“ESOP”) to vote all the shares of Common Stock of Teche Holding Company (“Teche”) allocated to the undersigned pursuant to the ESOP as of April 11, 2014, at the Special Meeting of Shareholders to be held at Teche Federal Bank, located at 1120 Jefferson Terrace Boulevard, New Iberia, Louisiana on May 28, 2014 at 11:30 a.m., and at any and all adjournments thereof, as follows:	1.	The approval of the Agreement and Plan of Merger, dated January 12, 2014, by and between Teche Holding Company and IBERIABANK Corporation, pursuant to which Teche will merge with and into IBERIABANK Corporation, with IBERIABANK Corporation surviving the merger.	[ ]	[ ]	[ ]
	2.	The approval of an advisory (non-binding) proposal to approve the compensation that may be paid or become payable to Teche’s named executive officers in connection with the merger.	[ ]	[ ]	[ ]
3.

The approval of a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.

			[ ]	[ ]	[ ]

If you do not return this Voting Instruction Form or you abstain from voting, your shares will be voted by the ESOP Trustees, subject to their fiduciary duties, at the direction of the ESOP Committee, in the same proportions as the ESOP trustees vote the allocated shares for which they receive timely participant directions.

Teche’s Board of Directors recommends a vote “FOR” each of the Proposals.

The undersigned acknowledges receipt from Teche prior to the execution of this Voting Instruction Form of a Notice of Special Meeting of Shareholders and a Proxy Statement-Prospectus.

Dated:
Signature

Print Name:

PLEASE ACT PROMPTLY

SIGN, DATE AND RETURN THIS ESOP VOTING INSTRUCTION FORM TODAY IN THE ENCLOSED ENVELOPE ADDRESSED TO THE ESOP TRUSTEES.